Exhibit 10.9
RESTATED
ZIMMER, INC.
LONG TERM DISABILITY INCOME PLAN
FOR HIGHLY COMPENSATED EMPLOYEES
     Zimmer, Inc. (the “Company”) hereby restates in its entirety the Long Term Disability Plan for Highly Compensated Employees (the “Plan”), originally effective August 6, 2001. The purpose of this Plan is to supplement the group long term disability income program and individual policies sponsored by Zimmer, Inc. for the benefit of eligible employees of Zimmer, Inc. and its participating subsidiaries and affiliates.
     This restated Plan is effective January 1, 2007. The Plan is an unfunded employee welfare benefit plan, as defined in section 3(1) of ERISA, for the purpose of providing income protection for eligible highly compensated employees for an Employee’s Disability that extends beyond the period during which benefits are provided under the Zimmer, Inc. Short Term Disability Plan, subject to the terms of the Plan.
ARTICLE I
DEFINITIONS
     Whenever used in this Plan, the following terms shall have the meanings hereinafter set forth unless a different meaning is plainly required by the context:
     1.1 “Base Group LTD Plan” means the group long term disability plan provided by the Company to eligible employees and insured by Unum/Provident Insurance Company or its successor.
     1.2 “Benefit Waiting Period” means the later of the 180-day period commencing on the date the Employee becomes Disabled or the end of any short term disability benefit provided by the Company. The Benefit Waiting Period shall be applied to each period of Disability. Successive periods of Disability shall be considered as one period of Disability unless the subsequent Disability is separated from the previous period of Disability by six months or more of full-time employment or is due to a cause or causes entirely unrelated to the previous Disability.
     1.3 “Benefits” means the disability benefits paid each month to an Employee under the Plan who is Disabled.
     1.4 “Claims Administrator” means the individual or entity that the Plan Administrator has designated as the Claims Administrator for the initial processing and determination of claims under the Plan.
     1.5 “Code” means the Internal Revenue Code of 1986, as amended.
     1.6 “Company” means Zimmer, Inc., a Delaware corporation.
     1.7 “Disability” or “Disabled” shall have the same meaning as set forth in the Base Group LTD Plan.
     1.8 “Employee” means a regular, full-time employee of the Employer actively working a regularly scheduled workweek of at least 40 hours and whose salaried grade is Z-8 or higher immediately prior to becoming “Disabled” under the Short Term Disability Plan.
     1.9 “Employer” means the Company and its United States subsidiaries and affiliates that are participating in the Plan.
     1.10 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     1.11 “Monthly Base Earnings” means, as determined by the Employer, the Employee’s (a) basic monthly wages or salary, (b) 1/12th of 85% of sales commissions paid to the Employee in the previous calendar year, and (c) 1/12th of the average of the Employee’s bonus under the Company’s annual incentive plan for the year preceding the initial date of disability and the target bonus under that plan for the year in which the disability occurred. Monthly base earnings shall not include overtime, any gain on any form of an equity or option grant or any other additional remuneration or special bonus. Monthly Base Earnings shall be determined as of the day immediately preceding the commencement of the Employee’s Benefit Waiting Period. If on that date the Employee was receiving no basic wages or salary, his Monthly Base Earnings shall be determined as of the date on which he last received basic wages or salary.
     1.12 “Plan” means the Restated Zimmer, Inc. Long Term Disability Income Plan for Highly Compensated Employees, as may be amended from time to time.
     1.13 “Plan Administrator” means the Zimmer, Inc. Benefits Committee, which is the “named fiduciary” of the Plan, as defined section 402(a)(2) of ERISA.
     1.14 “Plan Year” means the calendar year.
     1.15 “Preexisting Disability” means an injury, sickness or other condition that was connected to an Employee’s Disability for which an Employee in the three-month period preceding the Employee’s eligibility for coverage under the Base Group LTD Plan:
          1.15.1 received medical treatment, consultation, care, services, or diagnosis.
          1.15.2 took a prescription medication or had prescription medication prescribed; or
          1.15.3 had symptoms or conditions which would cause a reasonably prudent person to seek diagnosis, care, or treatment.
     1.16 “Short Term Disability Plan” means the Zimmer, Inc. Short Term Disability Plan, as amended from time to time.
     1.17 “Supplemental Income Protection Plan” or “SIP Plan” means the individual disability policies offered by the Company for each participant for additional disability benefits.
ARTICLE II
ELIGIBILITY
     2.1 Eligible Employees. All Employees are eligible to participate in the Plan except for the following Employees and employees who are specifically excluded from the Plan:
          2.1.1 All Employees of the Employer who are working in Puerto Rico.
          2.1.2 All leased employees, as defined in section 414(n) of the Code, all independent contractors and all other individuals whom the Employer does not treat as its employees for federal income and employment tax purposes, even if it is subsequently determined by a court or the Internal Revenue Service that such individuals should be, or should have been, properly classified as common law employees of the Employer.
          2.1.3 All temporary employees, as classified by the Company, regardless of the amount of hours that such employee works per week or year.

          2.1.4 Employees whose terms of employment with the Employer are the subject of a collective bargaining agreement, unless such collective bargaining agreement specifically provides for the inclusion of such Employees under the Plan.
     2.2 Commencement of Participation. Unless excluded above, an eligible Employee shall commence participation in the Plan on the later of (a) the 181st day after commencing employment with the Employer or (b) the date his Employer is designated to participate in the Plan.
     2.3 Preexisting Disability. An Employee who became “Disabled” within the first 12 months of his eligibility under the Base Group LTD Plan as a result of a Preexisting Disability shall not be eligible to receive Benefits under this Plan at any time for that Disability.
ARTICLE III
BENEFITS
     Subject to the requirements contained throughout the Plan, the following sets forth the Benefits payable under the Plan:
     3.1 Determination of Disability. The determination of whether an Employee is Disabled shall be based upon the final decision of the insurer for the Base Group LTD Plan; provided, however, that the Plan Administrator reserves the absolute right to determine whether and when the Employee forfeited any rights to Benefits for any reason set forth in Article IX.
     3.2 Duration of Payments. At the end of the Benefit Waiting Period, the Employee shall, unless the claim has been denied as provided in Article IX, be paid during the period he is Disabled the applicable Benefits as provided in Section 3.3, commencing with the day next following expiration of the Benefit Waiting Period (the “Benefit Commencement Date”) and ceasing on the earliest of the following dates:
          3.2.1 the date the Employee ceases to be Disabled,
          3.2.2 the date of failure to submit evidence of continuing Disability,
          3.2.3 the date the Employee accepts or refuses a job offered to him by the Employer at a salary at least equal to that which he was earning immediately prior to his becoming Disabled, provided for purposes of this Section 3.2.3 that (i) he is qualified for such job by reason of education or experience, (ii) he is, or becomes, qualified by reason of training, and (iii) he does not have an impairment which prevents him from performing the essential duties of that job, or
          3.2.4 the first day of the month next following the Employee’s 65th birthday if an Employee’s Benefit Commencement Date occurs before attaining age 63 and 6 months, (ii) the last day of the 18th calendar month after the Employee’s Benefit Commencement Date if an Employee’s Benefit Commencement Date occurs after attaining age 63 and 6 months but before attaining age 70, (iii) the last day of the 12th calendar month after the Employee’s Benefit Commencement Date if an Employee’s Benefit Commencement Date occurs after attaining age 70 but before attaining age 74, or (iv) the last day of the sixth calendar month after the Employee’s Benefit Commencement Date if an Employee’s Benefit Commencement Date occurs after attaining age 74.
     Notwithstanding anything to the contrary in this Section 3.2, an Employee who is receiving Benefits under the Plan may elect under Section 7.4 of the Zimmer, Inc. Retirement Income Plan (the “Retirement Income Plan”) to have such Benefit payments cease for the purposes of retirement or early retirement under the Retirement Income Plan, and the Employee shall no longer be eligible to participate under this Plan.
     3.3 Amount of Benefits. The monthly Benefit shall be an amount equal to 70% of the Employee’s Monthly Base Earnings, reduced by the total monthly amount of disability income or other amounts which are or should be payable or have been paid to the Employee from all the sources listed under Section 3.4 and Section 3.8 for the period he is receiving or is entitled to receive monthly Benefits under the Plan.
     3.4 Benefit Offsets. Benefits under this Plan shall be offset fully by any income benefits, including lump sums, the employee receives or is entitled to receive from the following sources by virtue of his Disability:
          3.4.1 The disability or retirement provisions of the Social Security Act and the Railroad Retirement Act, and the applicable Unemployment Compensation, Workers’ Compensation and Occupational Diseases Acts. Periodic cost-of-living increases in Social Security or Railroad Retirement benefits occurring after the individual becomes Disabled will not be offset against the individual’s Benefit under this Plan. If the individual is eligible for but has waived participation in the Social Security or Railroad Retirement program, or has failed to apply for benefits available under those programs, or has declined coverage or failed to apply for benefits available under the applicable Unemployment Compensation, Workers’ Compensation or Occupational Diseases Acts, his or her cash benefits under this Plan will be reduced by the amounts that would normally have been awarded under any of those programs.
          3.4.2 Disability benefits payable under any federal, state or local worker’s compensation law or any employer liability law including any state disability program.
          3.4.3 Disability benefits payable under any federal, state or local governmental plan with respect to which the Company has made contributions.
          3.4.4 Disability benefits payable under any income replacement plan maintained by an Employer providing disability benefits, including qualified and non-qualified retirement plans (but excluding savings plans maintained by the Company), salary continuance plans, severance pay plans or arrangements and disability income plans other than this Plan.
          3.4.5 Benefits under this Plan will also be offset by any settlement or damage award paid by the Employer to a recipient of Benefits under this Plan, to the extent that such settlement or award is attributable to lost earnings on account of disability.
          3.4.6 Any and all disability benefits payable under the SIP Plan, including any catastrophic benefits. For purposes of determining the SIP Plan benefits, if a participant failed to enroll under the SIP Plan or converted the SIP Plan into a long term care program, he shall be deemed to have received the maximum benefits under the SIP Plan for purposes of offsetting benefits under this Plan.
     3.5 Duty to Notify Claims Administrator. The Employee must inform the Claims Administrator of any disability income under 3.4.1 through 3.4.5 above that is paid to such Employee immediately upon receiving such payment. The failure to notify the Claims Administrator shall constitute grounds for the immediate termination of Benefits hereunder to that Employee.
     3.6 Duty to Apply for Benefits. It shall be the responsibility of the Employee to apply for all benefits under 3.4.1 through 3.4.5 above to which he may be entitled and it shall be the further responsibility of the Employee to file an appeal following a denial of any such benefits. If within a reasonable period of time as determined in the sole discretion of the Plan Administrator or the Claims Administrator, the Employee fails to apply for such benefits or fails to file an appeal of a denial of such benefits, the Employee’s Benefits under the Plan shall be offset by the Claims Administrator’s reasonable estimate of the amount of such benefits to which the Employee would have been entitled had proper application or appeal been made, assuming that such application or appeal would have been successful.
     3.7 Overpayment of Benefits. The Plan shall have the right to recover any overpayment of Benefits, either directly from the Employee or by deduction of the full amount of overpayment from any part or all of the Employee’s future Benefits that otherwise would have been payable under the Plan. Any such amount recovered shall be paid to the Company.
     3.8 Subrogation. In the event of any payment of Benefits under the Plan to any Employee, the Plan shall, to the full extent of such Benefit payments and future Benefit payments, be subrogated fully to any and all of the rights of recovery of the Employee arising out of any claim or cause of action which may accrue because of the action or inaction (negligent or otherwise) of a third party that gave rise to the condition, in whole or in part, which caused the Employee to become Disabled. Any such Employee agrees to reimburse the Plan for any and all Benefit payments made under the Plan out of any monies recovered from such third party (or any insurer thereof) as the result of any judgment, settlement or otherwise, without reduction for any attorney’s fees or other expenses incurred in connection with the recovery of such amounts. The Employee shall do whatever is necessary to secure the Plan’s subrogation rights, do nothing to prejudice them, and notify the Plan Administrator of any potential recovery that may become payable as soon as the Employee is aware of such potential recovery and must notify the Employer immediately of any actual recovery that is paid or becomes payable to the Employee. Reimbursement is required at the time the third party’s liability is determined and paid to the Employee or his attorney or other representative whether by settlement, judgment or otherwise. If the amount actually received by the Employee from the third party or its insurer exceeds the total amount of Benefits paid up to the date of recovery by the Employee, the excess shall offset future Benefits until the amount of such Benefits equals such excess. If an Employee refuses to cooperate or reimburse the Plan, all benefits under this Plan shall cease, with no further benefits payable.
     3.9 Condition to Receive Benefits. As a condition to the receipt of Benefits, the Employee shall be required to execute all assignments, liens, and any other documents the Plan Administrator may deem necessary to secure such rights, including, but not limited to, agreements setting forth the Plan’s overpayment and subrogation recovery rights as set forth in Sections 3.7 and 3.8 above. The failure to execute or honor such assignment may result in the immediate disqualification, denial, or loss of Plan Benefits under Article IX of the Plan.
     3.10 Payment for Part of a Month. In the event that an Employee is entitled to payment under the Plan for only part of a month, a portion of his monthly Benefit shall be payable calculated as follows: The amount of his monthly Benefit shall be divided by 30 to arrive at a daily rate, and such daily rate shall then be multiplied by the number of calendar days in the month during which the Employee was eligible for Benefits under the Plan.
ARTICLE IV
FUNDING
     The Plan is funded through the general assets of the Company, which pays the full cost of the Plan. Employees are not required or permitted to contribute to the Plan.
ARTICLE V
ADMINISTRATION
     5.1 Plan Administrator. In addition to those discretionary authority and responsibilities provided elsewhere herein, the Plan Administrator shall have the discretionary authority and responsibility to:
          5.1.1 determine whether an Employee is Disabled;
          5.1.2 grant or deny an Employee’s claim for Benefits under the Plan;
          5.1.3 require any person to furnish such information as the Plan Administrator may request for the purpose of the proper administration of the Plan and as a condition to receiving any Benefit under the Plan;

          5.1.4 make and enforce such rules and regulations and prescribe the use of such forms as he deems necessary for the efficient administration of the Plan;
          5.1.5 decide such questions as may arise in connection with the Plan including, but not limited to, questions concerning the eligibility of any Employee to participate in or receive Benefits under the Plan;
          5.1.6 determine the amount of Benefits which shall be payable to an Employee in accordance with the provisions of the Plan and to authorize payment of such Benefits;
          5.1.7 require as a condition of receiving any Benefits payable under the Plan, the filing of an authorization or release by the spouse of an Employee divesting such spouse of any rights in the Plan or in any payments thereunder which such spouse may have by operation of law under the laws of his matrimonial domicile or otherwise;
          5.1.8 comply with all reporting and disclosure requirements with respect to the Plan;
          5.1.9 interpret and construe the provisions of the Plan and to resolve ambiguities, inconsistencies and omissions therein, and to the extent the Plan Administrator shall determine to be necessary or appropriate, deviate from the literal terms of the Plan to operate the Plan in compliance with the provisions of applicable law;
          5.1.10 employ legal counsel who may be counsel to the Company and such other specialists or persons as he deems necessary or desirable in connection with the administration of the Plan; and
          5.1.11 delegate any of his responsibilities to other persons designated by him as he may deem necessary or appropriate, including, but not limited to, the determination of questions concerning the eligibility of any employee to participate in or receive benefits under the Plan, the interpretation and construction of the provisions of the Plan and the resolution of ambiguities, inconsistencies and omissions therein. The delegation of responsibilities will be effected by written instrument executed by the Plan Administrator.
The above Sections 5.1.1 through 5.1.11 shall not be considered to be an exhaustive list of the Plan Administrator’s powers and the Plan Administrator shall be determined to have discretionary power to make any interpretations of the Plan and carry out any actions or inactions that he deems reasonable.
     5.2 Claims Administrator. In addition to those discretionary authority and responsibilities provided elsewhere herein, the Plan Administrator has delegated to the Claims Administrator the following discretionary authorities and responsibilities:
          5.2.1 to process the acceptance or denial of an initial claim for Benefits under the Plan;
          5.2.2 to maintain records necessary for the administration of the claims review process;
          5.2.3 to require any person to furnish such information as it may request for the purpose of the proper administration of the claims review process and as a condition to receiving any Benefits under the Plan;
          5.2.4 to make and enforce such rules and regulations and prescribe the use of such forms as it deems necessary for the efficient administration of the claims review process;
          5.2.5 to determine the amount of Benefits which shall be payable to an Employee in accordance with the provisions of the Plan and to authorize payment of such Benefits in connection with the claims review process;

          5.2.6 to require as a condition of receiving any Benefits payable under the Plan in connection with the claims review process, the filing of an authorization or release by the spouse of an Employee divesting such spouse of any rights in the Plan or in any payments thereunder which such spouse may have by operation of law under the laws of his matrimonial domicile or otherwise;
          5.2.7 to interpret and construe the provisions of the Plan and to resolve ambiguities, inconsistencies and omissions therein, and to the extent the Plan Administrator shall determine to be necessary or appropriate, deviate from the literal terms of the Plan to operate the Plan in compliance with the provisions of applicable law;
          5.2.8 to decide all levels of appeals as set forth in Section 8.5 of the Plan;
          5.2.9 to delegate any of its responsibilities as Claims Administrator to other persons designated by it as it may deem necessary or desirable in connection with the claims review process. The delegation of responsibilities will be effected by written instrument executed by the Claims Administrator.
The determinations of the Plan Administrator and the Claims Administrator, or any of their delegates, as to any question involving the administration and interpretation of the Plan, shall be final, conclusive and binding upon all persons claiming any interest in or under the Plan except any such decision that may be appealed under Article VIII of the Plan or as otherwise provided by law. It is intended that any discretionary actions to be taken under the Plan by the Plan Administrator or the Claims Administrator, and any such actions taken by each person to whom the Plan Administrator or the Claims Administrator has delegated its responsibilities under the Plan, shall not be subject to de novo review if challenged in court, by arbitration or in any other forum, and shall be upheld unless found to be an abuse of discretion by the Plan Administrator, the Claims Administrator, or any of their delegates.
ARTICLE VI
TEMPORARY ABSENCES
     If an Employee who has satisfied the eligibility requirements is absent from work due to a leave, his eligibility for Benefits, subject to the completion of the Benefit Waiting Period, will continue in accordance with the following provisions:
     6.1 Military Leave. During a military leave of absence, coverage continues for 30 days or until the Employee enters military service, whichever is sooner. If an Employee becomes Disabled during the 30 days before entering military service, Benefits will be paid to him in accordance with the provisions of the Plan and will continue until recovery or the first day of military service, whichever is sooner.
     6.2 Unpaid Leave. During an approved unpaid leave of absence, including an unpaid leave under the Company’s family leave of absence policy or the federal Family and Medical Leave Act, coverage continues for the full leave period at no cost to the Employee. If the Employee becomes Disabled during such leave of absence, and is Disabled on the day he is scheduled to return to work following such leave of absence, Benefit payments will be paid to him in accordance with the provisions of the Plan. If the Employee is on an unpaid leave immediately following a period in which he was Disabled, any subsequent disability during the unpaid leave will be eligible for benefits only under this Plan, and not the Short Term Disability Plan, and will be treated as a continuation of the Employee’s claim for which Benefits were paid immediately preceding the unpaid leave, even if the condition causing the disability is unrelated to the condition which caused the prior Disability.
ARTICLE VII
TEMPORARY WORK DUTY
     In the event an Employee returns to work on a part-time or temporary basis, as permitted under the Base Group LTD Plan, any income earned shall be offset from the Benefits under this Plan.

ARTICLE VIII
CLAIMS PROCEDURE
     8.1 Filing a Claim with the Claims Administrator. During the Benefit Waiting Period, the Claims Administrator will provide the Employee with the necessary forms and documents to complete to enable the Employee to make a claim for Benefits under this Plan.
     8.2 Necessary Information. To the extent that the Claims Administrator does not already have such information, the Employee will be required to provide information to the Claims Administrator including, but not limited to, the following:
          8.2.1 his name and Social Security number;
          8.2.2 his supervisor’s name and daytime telephone number;
          8.2.3 the date he last worked;
          8.2.4 the division/location where he works;
          8.2.5 his job title and a brief description of his job duties;
          8.2.6 his home address and telephone number; and
          8.2.7 his doctor’s name, address and telephone number.
     8.3 Prerequisite to Receiving Benefits. The Claims Administrator shall inform the Employee that no Benefits under the Plan will be paid until the Employee executes and submits an authorization for the release of medical information, an overpayment recovery agreement, a subrogation agreement, and any other forms that the Claims Administrator deems necessary to administer the Employee’s claim for Benefits.
     8.4 Contact with Doctor. The Claims Administrator shall contact the Employee’s doctor to obtain information concerning the exact diagnosis, expected return to work date, subjective symptoms, objective findings and the extent to which the Employee’s condition prevents him from performing the essential duties of his usual occupation with the Company. Updated information concerning the Employee’s condition shall be required from the Employee’s doctor at reasonable intervals determined by the Claims Administrator based on the extent and severity of the Employee’s injury or illness. While the Claims Administrator may request additional information when it is necessary, it is the responsibility of the Employee to insure the cooperation of his medical providers in responding to such requests.
     8.5 Claims Procedure for Claims Denied. The appeal procedures set forth in the Company’s group long term disability policy shall be incorporated herein by reference, with the exception that the appeal shall be decided by the Zimmer Plan Administrator.
ARTICLE IX
CIRCUMSTANCES WHICH MAY RESULT
IN DISQUALIFICATION, DENIAL OR LOSS OF BENEFITS
     The Employee’s rights to receive and to continue receiving Benefits under this Plan may be denied by the Claims Administrator or Plan Administrator, in their discretion, for any of the following reasons:
     9.1 Ineligibility. The Employee does not meet the eligibility requirements as set forth in Article II of the Plan.

     9.2 Failure to Provide Required Information. The Employee fails to submit evidence of Disability or such forms, assignment, liens, agreements or other documents that the Plan Administrator or Claims Administrator deems necessary to administer the Plan.
     9.3 Failure to Submit Evidence or Refusal of Examination. The Employee or the Employee’s doctor or other healthcare provider does not submit evidence of continuing Disability that has been requested or the Employee refuses an independent medical examination or other examinations or tests requested by the Company or the Claims Administrator to determine whether the Employee is Disabled.
     9.4 Lack of Disability. The Employee is not, or ceases to be, Disabled.
     9.5 Termination of Employment. The Employee has been terminated or voluntarily terminates employment with his Employer.
     9.6 Failure to Comply with Doctor’s Requirements. The Employee is not under the regular care of a doctor as required by his condition or the Employee is not following the doctor’s treatment plan.
     9.7 Specific Causes of Disability. The Disability results from (i) an intentionally self-inflicted injury; (ii) participating in an illegal act, or (iii) war or any act of war, declared or undeclared.
     9.8 Participation in a Felony. The Employee participates in and is convicted of a felony offense. In this case, the Employee’s Disability shall be determined to have ceased as of the date that the Employee first participated in such felony offense.
     9.9 Misconduct. The Employee commits or partakes in any fraud or any other act or omission detrimental to the Plan or the Company.
     9.10 Breach. The Employee breaches any non-competition agreement with the Company, including any attempt to invalidate or restrict the terms of the agreement by judicial means.
     9.11 Group Policy. Any termination of benefits under the Company’s Base Group LTD Plan shall cause benefits hereunder to terminate.
     9.12 Amendment/Termination of the Plan. The Company reserves the right to amend or terminate the Plan, including reducing or eliminating any amount of benefits then being paid to Employees who are Disabled. Employee shall never be deemed to have “vested” in any benefits or rights under this Plan.
ARTICLE X
GENERAL PROVISIONS
     10.1 Limited Purpose of Plan. The Plan shall not be deemed to constitute a contract between an Employee and any Employer nor shall anything herein contained be deemed to give an Employee any right to be retained in the employ of any Employer or to interfere with the rights of the Employer to discharge any Employee at any time and to treat him without regard to the effect which such treatment might have upon him with respect to his participation in the Plan. In addition, no provision of the Plan is intended to guarantee that Benefit levels stated in the Plan will remain unchanged in the future.
     10.2 Non-alienation of Benefits. Except as may be prohibited by law, no right or interest of any Employee in the Plan and no payment of any Benefits under the Plan to any Employee shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, whether voluntary or involuntary, and any attempt to so anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void. Nor shall any such right, interest, benefit, distribution or payment be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such right, interest, benefit, distribution or payment. If any Employee is adjudicated bankrupt or purports to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any such right, interest, benefit, distribution or payment, voluntarily or involuntarily, the Plan Administrator, in his discretion, may hold or apply or cause to be held or applied such right, interest, benefit, distribution or payment or any part thereof to or for the benefit of such Employee in such manner as the Plan Administrator shall direct.
     10.3 Facility of Payment. If the Plan Administrator determines that any person entitled to Benefits under the Plan is incompetent or is unable to care for his affairs by reason of physical or mental disability, the Plan Administrator may cause all payments thereafter becoming due to such person to be made to any other person for his benefit, without responsibility to follow the application of amounts so paid. Benefit payments made pursuant to this provision shall completely discharge Zimmer, Inc., its subsidiaries and affiliates, the Plan Administrator and the Claims Administrator with respect to such Benefit payments.
     10.4 Fiduciary Responsibility. It is intended that, to the maximum extent permitted by ERISA, each person who is a “fiduciary” with respect to the Plan (as that term is defined in section 3(21) of ERISA) shall be responsible for the proper exercise of his own powers, duties, responsibilities and obligations under the Plan, as shall be each person designated by any fiduciary to carry out any fiduciary responsibility with respect to the Plan, and no fiduciary or other person to whom fiduciary responsibilities are allocated shall be liable for any act or omission of any other fiduciary or of any other person designated to carry out any fiduciary or other responsibility under the Plan. Any fiduciary under the Plan, and any person to whom any such fiduciary may have delegated any duty or power in connection with the administration of the Plan, the Company, and the officers and directors thereof, shall be entitled to rely conclusively upon and shall be fully protected in any action omitted, taken or suffered by them in good faith in reliance upon any actuary, accountant, counsel or other specialist or person selected in accordance with the provisions of the Plan or in reliance upon any tables, evaluations, certificates, opinions or reports which shall be furnished by any of them or any insurance company.
     10.5 Exclusive Benefit Rule. The Plan Administrator and the Claims Administrator shall administer the Plan for the exclusive benefit of the Employees.
     10.6 Governing Law. The provisions of the Plan shall be construed, administered and governed under the laws of the State of Indiana to the extent such laws have not been superseded by ERISA.
     10.7 Compensation and Expenses. All ordinary and necessary expenses of the administration of the Plan shall be paid by the Company.
     10.8 Construction. For purposes of interpretation of the Plan, the masculine pronoun includes the feminine, and the singular includes the plural, wherever appropriate. In addition, the headings for each Article and Section are intended for reference only, and if there is any conflict between such headings and the text of this Plan, the text shall control.
ARTICLE XI
AMENDMENT AND TERMINATION OF THE PLAN
     11.1 Amendment. The Company may amend the Plan at any time and from time to time. Any amendment, modification, suspension or termination of any part or all of the Plan may be made by the Plan Administrator, except that amendments causing an additional material expense to the Company will require the approval of the Zimmer, Inc. Benefits Committee.
     11.2 Termination. While the Company and each Employer intends to continue the Plan indefinitely, the Company reserves the right to terminate the Plan at any time through action taken by its Board of Directors and each Employer reserves the right to terminate its participation in the Plan at any time.